Exhibit 10.1

AMENDMENT TO SECOND
AMENDED AND RESTATED PROMISSORY NOTE

This Amendment (the “Amendment”) to that certain Second Amended and Restated Promissory Note, dated as of July 29, 2025, as amended from time to time (the “Note”) by and among Trailblazer Merger Corporation I, a Delaware corporation (the “Maker”), and Alpha Capital Anstalt, as assignee of Trailblazer Sponsor Group, LLC (the “Payee”), is made by Maker and Payee as of February 11, 2026.

W I T N E S S E T H:

WHEREAS, Payee had previously agreed to lend to Maker the sum of up to $4,830,000 as evidenced by the Note;

WHEREAS, Maker desires to make certain payments in connection with the closing of the business combination and Payee desires to increase the note in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) and Maker and Payee now desire to amend the provisions of the Note to increase the Principal Amount to $5,330,000.

NOW, THEREFORE, in consideration of the covenants set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Maker and Payee hereby agree as follows:

Modifications to the Note.

(a) The Note is hereby amended as follows:

“Principal Amount: $5,330,000.00.”

(b) The introductory paragraph of the Note is hereby amended as follows:

“Trailblazer Merger Corporation I, a Delaware corporation (the “Maker”), promises to pay to the order of Trailblazer Sponsor Group, LLC or its registered assigns or successors in interest (the “Payee”) the principal sum of Five Million Three Hundred Thirty Thousand Dollars ($5,330,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note amends and restates in its entirety that certain Promissory Note, dated as of March 24, 2025, as amended, previously issued by Maker to Payee.”

Modifications to Amendment. No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed by Payee and Maker.

Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Captions; Counterparts. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning. This Amendment may be signed in counterparts.

Ratification. Except as specifically amended hereby, all of the terms, covenants and conditions and stipulations contained in the Note are ratified and confirmed in all respects and shall continue to apply with full force and effect.

[signature pages follow]

IN WITNESS WHEREOF, Maker and Payee have duly executed this Amendment, as of the date and year first above written.

MAKER:

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Yosef Eichorn
Name:	Yosef Eichorn
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

PAYEE:

ALPHA CAPITAL ANSTALT

By:	/s/ Nicola Feuerstein
Name:	Nicola Feuerstein
Title:	Director

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